UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2015 (May 4, 2015)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2015, Acadia Healthcare Company, Inc., a Delaware corporation (“Acadia” or the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with the sale by Acadia (the “Offering”) of an aggregate of 4,500,000 shares (the “Firm Shares”) of Acadia’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $66.50 per share. Pursuant to the Underwriting Agreement, Acadia has granted the Underwriters a 30-day option to purchase an aggregate of up to an additional 675,000 shares of Common Stock.

The net proceeds to the Company, after underwriting discounts and commissions and before giving effect to the Underwriters’ option, if exercised, will be approximately $287.7 million. Acadia intends to use the net proceeds from the Offering to repay the Company’s outstanding indebtedness on the senior secured revolving line of credit under its existing amended and restated senior credit agreement, to fund its acquisition activity and for general corporate purposes. The closing of the sale of the Firm Shares is scheduled to occur on or about May 11, 2015.

The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions. Pursuant to the Underwriting Agreement, Acadia agreed to indemnify the Underwriters against certain liabilities that could be incurred by them in connection with the Offering. In connection with the Offering, Waud Capital Partners, L.L.C. and certain of its affiliates, investment funds affiliated with Bain Capital Partners, LLC and the directors and executive officers of the Company have entered into 60-day “lock-up” agreements.

The Underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking and/or advisory services to Acadia from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with Acadia. In particular, affiliates of certain of the Underwriters are lenders under the Company’s amended and restated senior credit facility.

The Offering was made pursuant to a prospectus supplement and an accompanying prospectus filed with the Securities and Exchange Commission pursuant to Acadia’s automatic shelf registration statement on Form S-3 (File No. 333-196611).

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1 and incorporated herein by reference.

Item 8.01. Other Events.

On May 4, 2015, Acadia issued a press release announcing the commencement of the Offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 5, 2015, Acadia issued a press release announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1	Underwriting Agreement, dated May 5, 2015, by and among Acadia and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC, as representatives of the several underwriters named therein.

5	Opinion of Waller Lansden Dortch & Davis, LLP

23	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

99.1	Press release of Acadia Healthcare Company, Inc., dated May 4, 2015

99.2	Press release of Acadia Healthcare Company, Inc., dated May 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: May 6, 2015	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1	Underwriting Agreement, dated May 5, 2015, by and among Acadia and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC, as representatives of the several underwriters named therein.

5	Opinion of Waller Lansden Dortch & Davis, LLP

23	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

99.1	Press release of Acadia Healthcare Company, Inc., dated May 4, 2015

99.2	Press release of Acadia Healthcare Company, Inc., dated May 5, 2015